st.petersburg
www.stpete.org

May 6, 2019

United Insurance Holdings Corporation
Attn: Brad Kalter
800 2nd Avenue South
St. Petersburg, Florida 33701

RE: Agreement between City of St. Petersburg and UPC (City Real Estate No. 18-5544)

Dear Mr. Kalter:

Enclosed for your records is one original, fully executed agreement for the UPC purchase of City-owned property located at approximately 800 – 1st Avenue South, St. Petersburg.

If you have any questions regarding this matter, please contact me at (727) 893-7794.

Sincerely,

CITY OF ST. PETERSBURG

Dennis Weber, Real Estate Coordinator
Real Estate & Property Management

Enclosure

cc: Alfred Wendler, Director, Real Estate & Property Management

AGREEMENT

THIS AGREEMENT ("**Agreement**") by and between the City of St. Petersburg, Florida, a municipal corporation existing by and under the laws of the State of Florida, ("**City**") and United Insurance Holdings Corporation, a Delaware Corporation ("**UPC**"), (collectively "**Parties**" or individually a **"Party"**).

W I T N E S S E T H

WHEREAS, on July 19, 2018, UPC submitted to the City an offer to purchase the ±4.59 acres of City-owned property, approximately located at 800 - 1st Avenue South, St. Petersburg, FL, illustrated and described in Exhibit "A" ("**Property**"), attached hereto and made a part hereof by reference; and

WHEREAS, UPC desires to construct a new headquarters for its operations, as well as parking for its employees, with the potential for further commercial development on the Property; and

WHEREAS, UPC intends to expand its existing approximate 250 employee workforce by approximately 300 new employees in conjunction with the construction of the contemplated improvements; and

WHEREAS, subsequent to the offer, the City advertised a Notice of Intent, in the legal notices of the Tampa Bay Times on July 29, 2018, soliciting alternative offers to purchase and develop the Property, with a proposal delivery deadline on August 29, 2018; and

WHEREAS, one qualified alternative proposal was received by the deadline and, after careful consideration of both proposals, the Mayor selected UPC's proposal to move forward; and

WHEREAS, the Parties have agreed that, to secure performance of UPC in constructing the planned improvements, the Property will be subject to a reversionary clause in the deed which will cause all UPC's interest in the Property to revert to the City if certain benchmarks are not met; and

WHEREAS, the Parties agree that the City shall be further protected until the development is completed; and

WHEREAS, the Parties have agreed to the terms and conditions set forth below.

NOW THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and of the promises and covenants contained herein the Parties hereto agree UPC shall buy and the City shall sell the real Property, and the Parties hereto agree as follows:

1. **RECITALS.** The above recitals are true and accurate and are incorporated herein.

2. **EXHIBITS**. All exhibits are incorporated into this Agreement as essential elements.

3. **PURCHASE PRICE.** The purchase price shall be five million dollars ($5,000,000), plus closing costs payable by locally drawn check or certified funds at closing ("**Purchase Price**"). The Parties agree that the Property was appraised by Tobias Realty Advisors, LLC and Tract 1 North (Lots 1 and 2) had a market value of $9,525,000 and Tract 2 South (Lot 3) Leased Fee had a market value of $165,000, for a combined total of $9,690,000 as of July 11, 2018. The Property was later appraised by Tobias Realty Advisors, LLC for limited use only on Lots 1 and 2 and Lots 1 and 2 had a market value of $8,000,000 as of September 8, 2018, bringing a total valuation of the Property with limited use to $8,165,000. The Parties agree that as an inducement to sell the Property, both generally to sell City-owned property and to do so at below market rate, that UPC has promised to retain of existing jobs and create new jobs, develop the Property as provided for in Paragraph 9, and to provide public use of the Parking Garage of the Development, as provided for in Paragraph 10, among other benefits.

3.1. Prior to termination of the City's option for reversionary interest, the City's sole remedy shall be the City's reversion included in the Deed attached hereto and made part hereof. As set forth below, in the event the reversion is triggered, the City agrees to reimburse UPC as set forth in Paragraph 8.1.

3.2. After UPC's receipt to fee simple title with no reversionary interest, the Parties agree that UPC's obligations under this Agreement, including all exhibits when executed, go to the essence of the Parties agreement hereunder, and that any failure to perform such obligations will result in damages to the City that are extremely difficult and impractical to ascertain and fix as actual damages, under known and anticipated facts and circumstances, for which the City's remedies at law will not be adequate in the event of breach. Therefore, UPC shall be liable for and shall pay to the City, as the City's sole and exclusive remedy and after UPC's opportunity to cure, liquidated damages in the amount of Ten Million Dollars ($10,000,000) as provided for in Paragraph 11 herein ("**Liquidated Damages**").

4. **EFFECTIVE DATE; FACSIMILE.** The effective date of this Agreement ("**Effective Date**") shall be May 1, 2019. A facsimile copy of this Agreement and any signatures thereon shall be considered for all purposes as originals.

5. **DEPOSIT.** UPC shall deposit $250,000 within ten (10) days of the Effective Date, which shall be fully refundable if UPC elects to terminate the Agreement during the Due Diligence Period. Upon expiration of the Due Diligence Period, the deposit shall be held and applied to the Purchase Price as defined herein.

6. **DUE DILIGENCE.**

6.1. UPC shall have up to one hundred twenty (120) calendar days from the Effective Date ("**Due Diligence Period**") to perform its inspections, review documents and provide the City evidence of UPC's financial capability to construct improvements as described in Paragraph 9 of this Agreement. In no event shall the Due Diligence Period extend beyond

October 1, 2019, unless otherwise extended by mutual agreement. UPC may end the Due Diligence Period prior to the end of 120 days by notifying the City in writing that it intends to move forward with the purchase of the Property. Once the Due Diligence Period has ended, unless UPC terminates this Agreement by delivering written notice to the City of such termination, and without further written notice, UPC is deemed to have accepted Property in "AS IS" condition.

6.2. UPC, in its sole discretion and for any reason, shall have the right to unilaterally terminate this Agreement upon written notice given to the City at any time prior to the expiration of the Due Diligence Period, whereupon this Agreement shall immediately terminate, the City shall return the Deposit to UPC, and neither the City nor UPC shall have any further rights against, or obligations to the other hereunder except for those existing at termination.

6.3. During the Due Diligence Period, the City shall provide UPC access to all documents in the possession of the City relating to the Property. UPC may at its sole cost and expense inspect the same and make copies thereof. Furthermore, UPC may conduct appropriate geotechnical, environmental, or other testing, surveying and inspecting of the Property and by virtue hereof, the City consents to such professionals having access to the Property as may be necessary to conduct such tests. UPC may proceed with preparation and application for appropriate permits and other such activities as may be necessary to facilitate approval and construction of the Development, defined hereunder.

6.4. Within thirty (30) days conclusion of the Due Diligence Period, the Property shall be conveyed to UPC as set forth in Paragraph 8.

7. **2ND AVENUE SOUTH RIGHT OF WAY.** The Parties agree that the platted right of way of 2nd Avenue South between 8th Street South and 9th Street South ("**R.O.W.**") and certain alleyways running through the Property ("**Alleys**") were previously vacated regardless of the continued use of the R.O.W. as a public roadway. The City shall pursue any necessary ratification of this and, if necessary, serve as the applicant for any further requests to facilitate same during the Due Diligence Period, or pursue any additional resolution related to the vacation, which shall be effective upon UPC's purchase of the Property, and shall convey to UPC any and all interest the City has in the R.O.W. and Alleys at the time of conveyance. If the City cannot deliver clear title to the former R.O.W. and alleys to UPC's satisfaction at the time of closing, UPC may terminate this Agreement with written notice to the City and choose not to purchase the Property with no further rights against, or obligations to the City, or UPC may delay the closing for up to six (6) months to allow the City to clear up any outstanding title concerns.

8. **CONVEYANCE INSTRUMENT.** The City shall convey title to the Property by fee simple determinable deed, as shown in Exhibit "B" ("**Deed**"), containing reversionary language to effectuate the Parties' intent that the Property revert to ownership by the City in Fee Simple if the Development, as defined in Paragraph 9, is not completed to at least twenty-five percent (25%) within twelve months after the issuance of complete building permits, as defined in Paragraph 11 and subject to the terms of this Paragraph 8 and its subsections ("**Deed Reversion**"). The Property shall further be restricted insofar as if residential improvements are constructed, such

units must be at least fifty percent (50%) work-force housing, as defined by City Code. ("**Deed Restriction**"). The Parties agree that both the Deed Reversion and Deed Restriction run with the land during this time periods described in this Paragraph 8 for the exclusive benefit of the City.

8.1. As set forth in the Deed, the Deed Reversion is an automatic reversion to the City – i.e., fee simple determinable. If this reversion is triggered, the City will pay to UPC the Purchase Price, less $200,000, within ninety (90) days of the Deed Reversion being triggered. It is UPC's sole responsibility to ensure compliance with the language of the Deed. This Sub-paragraph and the covenants therein survive the termination of this Agreement.

8.2. As set forth in the Deed, the Deed Restriction is a limitation on the use of the Property that runs with the land for a period of thirty (30) years, for the benefit of the City.

9. **IMPROVEMENTS.** UPC agrees to construct upon the Property improvements consisting of a corporate headquarters of ±150,000 square feet of Class A office space and a parking garage containing ±500 spaces ("**Parking Garage**"), (collectively "**Development**"), as set forth in this Agreement.

10. **PUBLIC USE OF PARKING GARAGE.** UPC shall provide non-exclusive public access to the Parking Garage during evenings, weekends, and holidays as provided for in a separate agreement, substantially the same as Exhibit "C", that shall be executed and may be recorded in Pinellas County, Florida at the time of conveyance of the Property to UPC.

11. **CONSTRUCTION TIMELINE.**

11.1. No later than December 1, 2019 UPC shall cause its contractor to submit a complete and comprehensive building permit package, for construction of the office core and shell, and Parking Garage, in accordance with the minimum requirements for submitting a permit application per Florida Building Code 2017, Section 107 – Submittal Documents ("**Permit Application**"), to the City Planning and Development Services ("**Planning**"). For purposes of Paragraph 11 only and as a matter of convenience to both Parties, Planning, as a department of the City, will receive and transmit the Permit Application on behalf of the City. In the event that UPC fails to submit the Permit Application by December 1, 2019, the City may declare the Construction Period commenced and record the Construction Period Commencement Memorandum, as set forth in Exhibit "D" ("**Commencement Memorandum**").

11.1.1. "**Construction Period**" shall be defined as beginning on the day the City records the Commencement Memorandum in the public record of Pinellas County, Florida, and shall last for twelve (12) months, as set forth in the Deed.

11.2. The City and UPC shall diligently pursue permit approval as follows, unless the timing provided herein is modified by mutual agreement of the City and UPC:

11.2.1. Upon receiving the Permit Application, Planning shall have thirty (30) days to review the Permit Application and return it to UPC for comments/corrections as necessary.

11.2.2. Upon notification by Planning that comments/corrections are available for pickup, UPC shall have thirty (30) days to address the comments/corrections and submit an amended Permit Application.

11.2.3. Planning shall have fifteen (15) days to review the amended Permit Application and return it to UPC for further comments/corrections as necessary.

11.2.4. Upon notification by Planning that further comments/corrections are available for pickup, UPC shall have fifteen (15) days to address the comments/corrections and submit a second amended Permit Application.

11.2.5. This process shall continue, with each Party having fifteen (15) days to return the Permit Application comment/corrections to the other Party until the Permit Application is finalized and approved by Planning for complete construction.

11.2.6. Once the City has approved the Permit Application, the City shall record the Commencement Memo and the Construction Period shall be deemed to have commenced.

11.2.7. In the event UPC does not return comments/corrections within the time period set forth above or the City determines in its sole and absolute discretion that UPC has not submitted corrections appropriately responsive and/or complete to Planning's comments/corrections, and complies with the notice provisions in this Paragraph, the City may declare the Construction Period commenced for purposes of this Agreement and may record the Construction Period commencement memorandum contained in Exhibit "D" in the public record of Pinellas County, Florida, at which point UPC will be bound by the time limit imposed therein. The City shall notify UPC in writing if it decides UPC has not submitted corrections responsive and/or complete to Planning's comments/corrections, and the City may declare the Construction Period commenced if UPC does not correct the deficiencies within ten (10) days of the City sending such notification. The City in its sole and absolute discretion shall determine if any deficiencies are corrected.

11.2.8. The Parties may modify the above time periods by mutual written agreement of the Parties.

11.3. Not later than three (3) months after commencement of the Construction Period, the Development shall be under construction.

11.4. Not later than Six (6) months after commencement of the Construction Period, footers for the office space shall be constructed and a final approved footer inspection obtained.

11.5. Not later than Twelve (12) months after commencement of the Construction Period, absent any acts of God, a minimum of twenty-five (25) percent of the physical construction of the entire Development is to be completed as sworn and attested to by UPC's architect of record for the Development ("**Covenant Threshold**").

11.6. The City shall release the reversionary language in the Deed, by an instrument depicted in Exhibit "E", upon UPC meeting both of the following two conditions precedent:

11.6.1. The architect of record for the Development, as set forth in Paragraph 11.5, certifies the Covenant Threshold has been met; and

11.6.2. UPC executes and delivers security acceptable to the City Attorney or her designee for the Liquidated Damages. Such security may be, without limitation, a surety bond, letter of credit, escrow cash deposit, or combination thereof.

11.7. Once the City, in its sole determination, determines these two conditions precedent have been met, the City will record the release depicted in Exhibit "E" in the public record of Pinellas County, Florida.

11.8. UPC shall keep the security for Liquidated Damages active and in place until the City's timely issuance of a certificate of occupancy for the office space and the Parking Garage ("**C.O.**"), at which point UPC's obligation to the City for construction ceases and the security can be cancelled by UPC without further required consent from the City.

11.9. Upon issuance of the C.O. UPC shall be deemed in compliance with all construction-related obligations in this Agreement.

12. **EMPLOYMENT CREDIT.** After the issuance of the C.O., the City will provide UPC with a financial incentive of $10,000 for each South St. Petersburg CRA employee hired and retained for twelve (12) months, not to exceed a total of $250,000 in the aggregate. To be considered for the financial incentive, employees must show proof of residence within the South St. Petersburg CRA at time of initial employment, must maintain an average of 38 hours per week through the employment year, must be paid a minimum wage of not less than $15 per hour, and be entitled to participate in all employee benefit programs offered to other UPC employees. The City shall provide a sample form to UPC, which UPC shall utilize, for certification of employment. This provision shall survive closing and completion of construction of the Development as contemplated herein.

13. **NON-APPROPRIATION.** The obligations of the City as to any funding, including but not limited to the financial incentive set forth above, shall be limited to an obligation in any given year to budget and appropriate from legally available funds, after monies for essential services have been budgeted and appropriated, sufficient monies for the funding that is required during

that year; however. Notwithstanding the foregoing, the City shall not be prohibited from pledging any legally available non-ad valorem revenues for any obligations heretofore or hereafter incurred, which pledge shall be prior and superior to any obligation of the City pursuant to this Agreement.

14. **NO WARRANTIES; TITLE EVIDENCE; UPC WAIVER; ESCHEAT.** During the Due Diligence Period, UPC may obtain evidence of title and present any title requirements or encumbrances which make title unmarketable to the City. While the City makes no warranties as to marketable title, it shall cooperate with UPC to resolve any defects identified. If the defect(s) render title unmarketable (marketable title shall be determined according to applicable Title Standards in accordance with Florida law), UPC shall have the option of either accepting the title as it then is, terminating this Agreement without any liability to any Party, or delaying the closing for up to six (6) months to allow the City to clear up any outstanding title concerns. Notwithstanding anything contained herein, the City shall pursue whatever actions are necessary to provide clear title to the right-of-way and alleys as provided for herein. Unless UPC terminates the Agreement during the Due Diligence period, the date of closing may be extended by mutual agreement at no penalty to either party, until the City satisfies any title requirements with respect to the right-of-way and alleys as provided for in Paragraph 7.

15. **SURVEY.** UPC within the time allowed to deliver evidence of title and to examine same, may have the Property surveyed and certified by a Registered Florida Surveyor. UPC shall provide a copy of said survey to the City.

16. **EXPENSES.** UPC shall pay State Documentary Stamps on the Deed, title commitment fee, title insurance, closing fees, survey, restrictive covenants/deed restrictions recording fees and the fee(s) or other charge(s) for recording corrective instruments.

17. **CITY APPROVAL.** Notwithstanding UPC's rights during the Due Diligence Period, the intent of the Parties is that this Agreement constitutes an irrevocable offer to buy the Property from the City, subject to the acceptance by the City Council of the City of St. Petersburg, within one hundred and fifty (150) days from the Effective Date of this Agreement, unless extended by other provisions of this Agreement upon mutual agreement of the Parties.

18. **CLOSING DATE; POSSESSION.** Within thirty (30) days of conclusion of the Due Diligence Period, this transaction shall be closed unless extended by other provisions of this Agreement and/or the Standards and Addenda incorporated herein ("**Closing Date**"), and the Deed, attached as Exhibit "B", and other closing papers delivered to UPC. Possession shall be granted on the Closing Date.

19. **RESTRICTIONS; EASEMENTS; LIMITATIONS.** UPC shall take title subject to zoning, restrictions, prohibitions and other requirements imposed by governmental authority, restrictions and matters appearing on the plat or otherwise common to the subdivision, public utility easements of record, taxes for year of closing.

20. **TIME.** Time is of the essence in this Agreement. Time periods herein of less than (six) 6 days shall, in the computation, exclude Saturdays, Sundays, and state and national legal holidays,

and any time period provided for herein which shall end on Saturday, Sunday, or a legal holiday shall extend to 5:00 p.m. of the next business day. Time period of six (6) days or greater shall be calendar days.

21. **FEES/COMMISSIONS.** The Parties warrant to each other that there is no broker or other individual entitled to any commission by reason of the sale or any of the other transactions contemplated hereunder.

22. **INDEMNIFICATION.** To the extent that UPC's actions prior to the end of the Construction Period may harm the City or the City's reversionary interest in the Property, or that the actions of UPC shall lead to legal liability to a third party connected in any way to the Property, the Parties agree that in the event that UPC's interest in the Property reverts to the City, UPC shall be responsible for damages to the City and its interests, except to the extent limited by this Agreement.

> 22.1. In the event UPC's interest in the Property reverts to the City, UPC shall defend at its expense, pay on behalf of, hold harmless and indemnify the City, its officers, employees, agents, elected and appointed officials, volunteers (collectively, "**Indemnified Parties**") from and against any and all claims, demands, liens, liabilities, penalties, fines, fees, judgments, losses and damages (collectively, "**Claims**"), whether or not a lawsuit is filed, including but not limited to Claims for damage to property or bodily or personal injuries, including death at any time resulting therefrom, sustained by any persons or entities; and costs, expenses and attorney's and experts' fees at trial and on appeal actually incurred, which Claims are alleged or claimed to have arisen out of or in connection with, in whole or in part, directly or indirectly, UPC's possession or use of the Property.
>
> 22.2. UPC shall have no liability to remove or modify any improvements or modifications UPC may have constructed on the Property.

23. **APPLICABLE LAWS AND VENUE.** This Agreement shall be governed by and be interpreted in accordance with the laws of the State of Florida. Venue for state court actions shall be in Pinellas County, St. Petersburg Division. Venue for federal court actions shall be in the Middle District of Florida, Tampa Division, unless a division is created in St. Petersburg, or Pinellas County, in which case the action shall be brought in that division. Each party waives any defense of improper or inconvenient venue as to either court and consents to personal jurisdiction in either court.

24. **DUE AUTHORITY.** Each party to this Agreement that is not a natural person represents and warrants to the other party(ies) that (i) it is duly organized, qualified and existing entity under the laws of the State of Florida, and (ii) all appropriate authority exists so as to duly authorize the person(s) executing this Agreement to so execute the same and fully bind the party on whose behalf they are executing.

25. **ENVIRONMENTAL CONCERNS.** The City shall not be responsible for any environmental problems attributable to the Property. Any environmental problems shall be the sole responsibility of UPC. UPC, at UPC's option and expense, may, prior to closing, perform an

environmental review. Prior to the end of the Due Diligence Period, if UPC determines that there is an environmental concern on the Property, UPC may terminate this Agreement as set forth in Paragraph 6. In the event the Property reverts back to the City, pursuant to the Deed Reversion, UPC's shall not be relieved of liability, claims, of responsibilities arising from changes in the Property during UPC's ownership, notwithstanding any laws to the contrary.

26. **RADON GAS.** Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County public health unit.

27. **UPC'S ACKNOWLEDGMENT OF USE AND CONDITION OF PROPERTY.** UPC has inspected Property which is being sold in "AS IS" condition with all faults and accepts the Property in its condition as of the Closing Date. UPC acknowledges that the City is making no representations or warranties of any type, either express or implied, with respect to any zoning or intended use of the Property by UPC, or UPC's successors or assigns. UPC expressly waives any claims against the City and its respective agents or employees for any defects which may exist or be discovered by UPC. UPC acknowledges that the City makes no representations or warranties of any type, either express or implied, with respect to any legal encumbrances or restrictions on the Premises of any kind and waives any and all claims against the City and its respective agents or employees resulting from any Encumbrances except as otherwise provided herein. Any disclaimer by the City of specific representations and warranties enumerated herein shall not be interpreted as a limitation on the general disclaimer of representations and warranties by the City also contained herein.

28. **PARAGRAPH NUMBERS AND CAPTIONS.** The paragraph numbers and captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraphs.

29. **NO CONSTRUCTION AGAINST PREPARER.** This Agreement has been prepared by the City and reviewed by UPC and its professional advisors. The City, UPC, and UPC's professional advisors believe that this Agreement expresses their agreement and that it should not be interpreted in favor of either the City or UPC or against the City or UPC merely because of their efforts in preparing it.

30. **PLACE OF CLOSING.** Closing shall be held at the City's Municipal Services Center, One – 4th Street North, St. Petersburg, Florida or location mutually acceptable to the Parties.

31. **DOCUMENTS FOR CLOSING.** The City shall furnish the deed, bill of sale (if applicable), mechanic's lien affidavit, corrective instruments, closing statement and other documents necessary to close and convey acceptable title.

32. **PRORATIONS; CREDITS.** Real estate, tangible and other appropriate taxes, assessments, rent, interest, insurance and other expenses and revenue of the Property shall be prorated, if applicable, through the day before closing.

33. **RISK OF LOSS.** If the Property is damaged by fire or other casualty before the closing UPC shall have the option of either taking the Property "AS IS" or canceling this Agreement and receive the return of UPC's deposit(s), if any.

34. **DEFAULT.** If UPC fails to perform this Agreement or the terms of the Deed, the following shall apply:

34.1. So long as the Deed Reversion is still in effect, i.e., the deeded interest has not reverted to the City nor has it been released by the City, the City's sole remedy related to this Agreement shall be the Deed Reversion and the return of all deeded rights in interest contained in said deed.

34.2. After the Deed Reversion has been released by the City, as set forth in Exhibit "E", but before construction has been completed, the City's sole remedy for breach of this Agreement shall be the Liquidated Damages.

34.3. After construction of the Office and Parking Garage has been completed, all obligations under this Agreement shall cease except for those otherwise specified as surviving completion of construction.

34.4. In the event of a default in which UPC is obligated to pay Liquidated Damages, and upon payment of such Liquidated Damages, the City shall record a release of the Deed Reversion, regardless at of the timing of such default.

34.5. Additionally, the Parties acknowledge that any covenants and restrictions set forth in the parking agreement, attached as Exhibit "C", are separate from this Agreement

35. **AGREEMENT RECORDABLE.** This Agreement may be recorded in any public records by the City.

36. **PERSONS BOUND.** This Agreement shall bind and inure to the benefit of the Parties hereto and their successors in interest.

37. **PLURAL/SINGULAR.** Whenever the context permits, the singular shall include the plural and one gender shall include all.

38. **NOTICES.** Any notice, demand, request, or other instrument which may be or is required to be given or delivered under this Agreement shall be in writing and shall be deemed to be delivered (i) whether or not actually received, five (5) days after deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or (ii) when received (or when receipt is refused) if delivered personally or sent by a nationally-recognized overnight courier, all charges prepaid, at the addresses of the City and UPC as set forth in this paragraph. Such address may be changed by written notice to the other party in accordance with this paragraph.

CITY:
City of St. Petersburg
Real Estate and Property Management
P.O. Box 2842
St. Petersburg, Florida 33731-2842

UPC(S):
United Insurance Holdings Corporation
ATTN: Legal Department
800 2nd Ave. South
St. Petersburg, Florida 33701

39. **FILE REFERENCE.** When making inquiries concerning this Agreement, please refer to Real Estate and Property Management File No. 18-5544.

40. **OTHER AGREEMENTS.** No prior or present agreements or representations shall be binding upon the City or UPC unless included in this Agreement. No modifications or changes in this Agreement shall be valid or binding upon the Parties, unless in writing and executed by the Party or Parties intended to be bound by it.

41. **SEVERABILITY.** Should any section or any part of any section of this Agreement be rendered void, invalid, or unenforceable by any court of law, for any reason, such determination shall not render void, invalid or unenforceable any other section or any part of any section of this Agreement.

42. **ASSIGNABILITY.** This Agreement may not be assigned.

SIGNATURE PAGES FOLLOW THIS PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the dates written below.

WITNESSES TO UPC

Sign: [signature]

Print: Stephanie Billey

Sign: [signature]

Print: Catherine Mea

United Insurance Holdings Corporation ("UPC"), a Delaware corporation

By: [signature]

CFO

Title

5-1-19

Date

ATTEST:

By: [signature]

Title: GC, CLO & SECRETARY

(Affix Corporate Seal)

SEAL

FOR THE CITY OF ST. PETERSBURG

WITNESSES

Sign: [signature]

Print: Alfred Wendler

Sign: [signature]

Print: Marie N. Charles

ACCEPTED FOR THE CITY OF ST. PETERSBURG

[signature]

Mayor (Designee)

By: RICK KRISEMAN, MAYOR

5/2/19

Date

ATTEST:

By: Cathy E. Davis, Deputy Clerk (for)

Chandrahasa Srinivasa, City Clerk

(Affix City Seal)

CITY OF ST. PETERSBURG, FLORIDA. RE-INCORPORATED A.D. 1903.

REVIEWED BY:

[signature]

Alan DeLisle, Administrator
City Development Administration

RECEIVED BY:

[signature]

Dennis Weber, Real Estate Coordinator
Real Estate and Property Management

5/1/2019

Date

APPROVED AS TO CONTENT:

[signature]

City Attorney (Designee)

By: Bradley Tennant

Assistant City Attorney

00445512.doc v17

APPROVED AS TO FORM:

[signature]

City Attorney (Designee)

By: Bradley S. Tennant

Assistant City Attorney

EXHIBIT "A"
ILLUSTRATION AND DESCRIPTION


SUBJECT PROPERTY
CENTRAL
1ST
2ND AVENUE S
2ND
3RD AVENUE S
3RD
STREET
95365
78378
95366
14032
20889

Legal Description:	LOTS 1 THROUGH 3, BLOCK 1, WEBB CITY REPLAT, together with any roadways and alleys vacated by the City or owned by the City as may appear on the Plat
Parcel ID No.:	19-31-17-95365-001-0010
City Parcel No.:	1127
Approximate Location:	800 – 1st Avenue South, St. Petersburg, Florida

EXHIBIT "B"
DEED

Prepared by and Return to:
Alfred Wendler, Director
City of St. Petersburg
Real Estate & Property Management
P.O. Box 2842
St. Petersburg, Florida 33731

County Parcel Identification Number: 19-31-17-95365-001-0010

FEE SIMPLE DETERMINABLE DEED
(City as Grantor)

THIS FEE SIMPLE DETERMINABLE DEED, made this ________, day of ______ ______, A.D. 2019 between the CITY OF ST. PETERSBURG, FLORIDA, a municipal corporation existing under the laws of the State of Florida, whose post office address is P.O. Box 2842, St. Petersburg, Florida 33731, the grantor and hereinafter called the CITY, and UNITED INSURANCE HOLDINGS CORPORATION, a Delaware corporation, whose post office address is 800 2nd Avenue South, St. Petersburg, FL 33701, the grantee and hereinafter called UPC. ("UPC" is used herein for singular or plural, the singular shall include the plural, and any gender shall include all genders, as context requires.)

WITNESSETH, that the said City, for and in consideration of the sum of ten dollars ($10.00) and other valuable considerations to said City in hand paid, the receipt whereof is hereby acknowledged, has granted, bargained and sold unto the said UPC, and UPC's heirs, or successors, and assigns forever, subject to the below enumerated reversionary interest and deed restrictions, all that certain parcel of land in the County of Pinellas and State of Florida, described as follows:

> Lots 1 through 3, Block 1, WEBB CITY REPLAT, as recorded in Plat Book 90, Page 74 of the Public Record of Pinellas County, Florida, plus all vacated streets and alleys contained therein.

TO HAVE AND TO HOLD, the same in fee simple determinable, together with all and singular, the appurtenances thereunto belonging or in anywise appertaining, and all the estate, right, title, interest and claim whatsoever of the said City, either in law or equity, to the only proper use, benefit and behoof of the said UPC, and UPC's heirs, or successors and assigns forever, so long as a parking structure and office building is constructed on the land to at least twenty-five percent (25%) of full completion within twelve month of the commencement of the Construction Period, as will be determined and memorialized by the Construction Period Commencement Memorandum, attached hereto as Exhibit "A". In the event UPC has not completed at least twenty-five percent of the physical construction of the office building and parking garage to be constructed by the Grantee on the land, as certified and attested to in writing by the architect for the project, within twelve (12) months of the commencement of the Construction Period, then all rights and interests created by this Deed shall immediately cease and all rights and interested shall automatically revert to the City, with no further action by either party required, as would have been the case if this deed had never been created. The City's sole remaining responsibilities to UPC shall be as set forth in the agreement between the City and UPC, dated ____________ and approved by the City Council of the City of St. Petersburg via Resolution ________________. Upon UPC completing at least twenty-five percent of the physical construction of the office building and parking garage to be constructed by UPC on the land within twelve (12) months of the recording of the Construction Period Commencement Memorandum, City shall, promptly, after request of UPC, execute and deliver to UPC an instrument in recordable form confirming that the reversionary interest has so expired and is of no further force or effect.

AS FURTHER LIMITATION AND RESTRICTION, if residential improvements are constructed on the property granted in this Deed within thirty (30) years from the date the deed is recorded, then a minimum of fifty percent (50%) of the units constructed shall be work force housing, as defined in the City Code of the City of St. Petersburg. ("City" and "UPC" are used herein for singular or plural, the singular shall include the plural, and any gender shall include all genders, as context requires.)

[The Remainder of This Page is Intentionally Left Blank]
[Signature Page Follows]

IN WITNESS WHEREOF, the City has caused this instrument to be executed in its name and its corporate seal to be affixed hereunto by its proper officials duly authorized on the date first written above.

WITNESS TO CITY:

____
Witness Signature

____
Print

____
Witness Signature

____
Print

CITY: CITY OF ST. PETERSBURG, FLORIDA

By:______________________________
Rick Kriseman
As Its: Mayor

ATTEST:

By:______________________________
Chan Srinivasa, City Clerk

(Affix Seal)

STATE OF FLORIDA)
COUNTY OF PINELLAS)

The foregoing instrument was acknowledged before me this____ day of ____________, A.D. 2019, by Rick Kriseman and Chan Srinivasa, as Mayor and City Clerk, respectively, of the City of St. Petersburg, Florida, a municipal corporation, existing under the laws of the State of Florida, on behalf of the corporation. They are personally known to me and appeared before me at the time of notarization.

Notary Public - State of Florida

(Notary Seal)

____
Notary Signature

APPROVED AS TO CONTENT:

____
City Attorney (Designee)
By:______________________________
00423544.doc v1

APPROVED AS TO FORM:

____
City Attorney (Designee)
By:______________________________

EXHIBIT "C"
PUBLIC USE OF PARKING GARAGE

PUBLIC PARKING AGREEMENT
BETWEEN
UNITED INSURANCE HOLDINGS CORPORATION
AND
THE CITY OF ST. PETERSBURG, FLORIDA

This Public Parking Agreement ("**Agreement**") is made effective this ______day of ______________, 2019, ("**Effective Date**") between United Insurance Holdings Corporation, a Delaware Corporation ("**UPC**"), 800 2nd Avenue South, St. Petersburg, FL 33701, and THE CITY OF ST. PETERSBURG, FLORIDA, a municipal corporation of the State of Florida, ("**City**"), P.O. Box 2842, St. Petersburg, FL 33731-2842, (collectively "**Parties**").

WITNESSETH:

WHEREAS, UPC owns real property, purchased from the City, located at approximately 800 – 1st Avenue South ("**Property**") within an area generally referred to as the Intown District, in the City of St. Petersburg; and

WHEREAS, the Intown District has seen an increase in demand for parking as a result of area growth and development and the lack of available parking options; and

WHEREAS, as part of the development of the Property UPC will build a parking garage on the Property; and

WHEREAS, UPC has agreed, as provided for in Paragraph 10 of the purchase agreement ("**Purchase Agreement**") between UPC and City dated the ____ day of ________, 2019, to allow public use of the parking garage ("**Garage**"), located on the Property and owned by UPC, after business hours on weekdays, weekends and on holidays, among other requirements, in exchange, in part, for a reduced purchase price; and

WHEREAS, though this Agreement is entirely separate from the Purchase Agreement, the Parties acknowledge they are entering into this Agreement in exchange, in part, for a partial reduction in the purchase price of the Property, as set forth in the Purchase Agreement; and

WHEREAS, the Parties agree as to the following:

NOW THEREFORE, in consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and adequacy which are hereby acknowledged, the Parties hereto agree as follows:

1. **PREMISES.** Subject to the provisions and covenants of this Agreement, UPC agrees to provide public parking within the Garage, as further described and illustrated in Exhibit "A", attached hereto and incorporated herein by reference.

2. **TERM; COMMENCEMENT; EXPIRATION.** The term of this Agreement shall be for the lesser of Fifty (50) years or the useful life of the Garage as determined by mutual agreement, commencing upon the recording of the Agreement Commencement Memorandum, as provided for in Exhibit "B", ("**Commencement Date**") and ending on the Fiftieth (50th) anniversary of Garage operations ("**Expiration Date**"). The City shall record the agreement commencement memorandum in the public record of Pinellas County, Florida, upon a certificate of occupancy being issued for the Garage.

3. **PUBLIC PARKING.** UPC shall make parking available within the Garage to the general public as follows:

3.1. Eighty-percent (80%) of the parking spaces, less those spaces allocated for future hotel use as required by city code, shall be available for public parking from 6:00PM until 3:30AM Monday through Friday, and all day Saturday, Sunday and holidays except as provided for herein.

3.1.1. There must be at least 350 public parking spaces available in the Garage during the times set forth above, including after any such hotel is constructed, for the duration of the Term.

3.1.2. The location of the twenty-percent of total parking spaces reserved for UPC within the parking garage shall be in UPC's sole and absolute discretion.

3.1.3. In the event of an emergency that may be declared that requires UPC's use of the Garage, UPC may give notice to the City of the full use of the Garage during these times and has the right to limit the public use of the Garage ("**Emergency Parking Use**"). An Emergency Parking Use may only be declared by UPC in response to a State of Florida or nationally recognized natural disaster, act of god, or terrorist attack, which impacts UPC's operations, either directly or by virtue of UPC's business as an insurer. UPC shall notify the City as set forth in Paragraph 14 of this Agreement.

3.2. UPC shall charge for public parking within the Garage as follows:

3.2.1. There shall be no City-mandated minimum rate.

3.2.2. Rates shall be either: (1) a maximum of no more than one hundred twenty-percent (120%) of the average rate charged within one mile of the Garage, or (2) UPC may charge the same, or lower, rates as the City rates at the Sundial or SouthCore garages.

3.3. The City shall have the option of posting rates on-line. UPC shall post public rates and hours at the entrance of the Garage.

3.4. The City shall have the right to inspect Garage, audit parking operations including rates charged, to ensure compliance with this Agreement.

3.5. The City shall have no responsibilities for maintenance, repair, or any other costs associated with the operation of the Garage.

4. **MAINTENANCE AND SECURITY PLANS.** UPC shall provide a maintenance and security plan for the Garage to the City prior to commencement of operations of the Garage.

5. **INDEMNIFICATION.** UPC shall defend at its expense, pay on behalf of, hold harmless and indemnify the City, its officers, employees, agents, elected and appointed officials and volunteers (collectively, "**Indemnified Parties**") from and against any and all claims, demands, liens, liabilities, penalties, fines, fees, judgments, losses and damages (collectively, "**Claims**") whether or not a lawsuit is filed, including but not limited to Claims for damage to property or bodily or personal injuries, including death at any time resulting therefrom, sustained by any person or entities; and costs, expenses and attorney's and experts' fees at trial and on appeal, which Claims are alleged or claimed to have arisen out of or in connection with, in whole or in part, directly or indirectly:

5.1. The ownership, occupancy or use of the Garage by the UPC;

5.2. The performance (including future changes and amendments thereto) by UPC, its employees, agents, representatives, contractors, subcontractors or volunteers, including but not limited to UPC's duty to maintain and warn of dangerous conditions located on the Garage and known to UPC; or

5.3. The failure of UPC, its employees, agents, representatives, contractors, subcontractors or volunteers to comply and conform with any applicable Laws; or

5.4. Any negligent act or omission of UPC, its employees, agents, representatives, contractors, subcontractors or volunteers, whether or not such negligence is claimed to be either solely that of UPC, its employees, agents, representatives, contractors, subcontractors or volunteers or to be in conjunction with the claimed negligence of others, including that of any of the Indemnified Parties; or

5.5. Any reckless or intentional wrongful act or omission of UPC, its employees, agents, representatives, contractors, subcontractors or volunteers.

6. **DEFAULT.**

6.1. Events of Default, Right to Cure. UPC shall be deemed in default of this Agreement upon UPC's failure to perform any covenant, promise or obligation contained in this Agreement which is not cured within thirty (30) days after receipt of notice from the City, provided that if such default cannot be reasonably cured within such thirty (30) day period, then within such additional time as is reasonably necessary provided that the UPC continuously and in good faith proceeds to cure such default, but in no event shall the total time be more than sixty (60) days.

6.2. City's Remedies. The Parties agree that UPC's obligations under this Agreement, including all exhibits when executed, go to the essence of the Parties agreement hereunder, and that any failure to perform such obligations will result in damages to the City that are extremely difficult and impractical to ascertain and fix as actual damages, under known and anticipated facts and circumstances, for which the City's remedies at law will not be adequate in the event of breach. Therefore, UPC shall be liable for and shall pay to the City One Million Dollars ($1,000,000), hereafter stipulated as fixed, agreed and acknowledged as reasonable liquidated damages, not as a penalty. ("**Liquidated Damages**"). Liquidated Damages shall be payable to the City within thirty (30) days of notification by the City of such default. Acceptance by the City of such liquidated damages shall result in the termination of this Agreement in its entirety and UPC shall no longer have any obligations to the City to provide public parking.

7. **LAWS AND ORDINANCES.** UPC shall promptly comply with all laws and ordinances, and all orders, rules, regulations, and requirements of federal, state, and municipal governments and appropriate departments, commissions, boards, and officers of these governments throughout the Term of this Agreement, and without cost to the City.

8. **WAIVER OF ANY PROVISION MUST BE WRITTEN.** No provision of this Agreement shall be deemed to have been waived, unless the waiver is in writing and signed by the party against whom enforcement is sought. Each right and remedy of City provided for in this Agreement shall be cumulative and in addition to every other right or remedy provided for in this Agreement, or now or later existing at law, in equity, by statute, or otherwise. The failure of City to seek redress for violation of, or to insist on the strict performance of any covenant, agreement, term, provision, or condition of this Agreement shall not constitute a waiver of the covenant, agreement, term, provision, or condition.

9. **ENTIRE AGREEMENT**. This Agreement contains the entire agreement between UPC and the City, and any agreement made after the execution of this Agreement between UPC and the City shall be ineffective to change, modify, waive, release, discharge, terminate, or effect a surrender or abandonment of this Agreement in whole or in part, unless that agreement is in writing and signed by both Parties.

10. **VENUE AND GOVERNING LAW.** This Agreement shall be governed by and be interpreted in accordance with the laws of the State of Florida. Venue for any action brought in state court shall be in Pinellas County, St. Petersburg Division. Venue for any action brought in federal court shall be in the Middle District of Florida, Tampa Division, unless a division is created in St. Petersburg, or Pinellas County, in which case the action shall be brought in that division. Each party waives any defense of improper or inconvenient venue as to either court and consents to personal jurisdiction in either court.

11. **APPROVALS.** This Agreement is subject to approval by the Mayor or his designee, (or Mayor and City Council), as the City policies and procedures require, and the approval of UPC.

12. **DUE AUTHORITY.** Each party to this Agreement that is not a natural person represents and warrants to the other party(ies) that (i) it is a duly organized, qualified and existing entity

under the laws of the State of Florida, and (ii) an appropriate authority exists so as to duly authorize the person(s) executing this Agreement to so execute the same and fully bind the party on whose behalf they are executing.

13. **FACSIMILE; EMAIL; ELECTRONIC.** A facsimile (fax) or electronic copy (e-mail or pdf) of this Agreement and any signatures thereon shall be considered for all purposes as originals.

14. **NOTICES.** Any notice, demand, request or other instrument which may be or is required to be given or delivered under this Agreement shall be in writing and shall be deemed to be delivered (i) whether or not actually received, five (5) days after deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, (ii) when received (or when receipt is refused) if delivered personally or sent by a nationally-recognized overnight courier, all charges prepaid, at the addresses of UPC and theCity as set forth in this paragraph or (iii) when sent if sent via email. Such addresses may be changed by written notice to the other party in accordance with this paragraph.

CITY:

City of St. Petersburg
Real Estate and Property Management
P.O. Box 2842
St. Petersburg, Florida 33731-2842

BUYER(S):

United Insurance Holdings Corporation
ATTN: Legal Department
800 2nd Avenue South
St. Petersburg, FL 33701
Attn: Office of the General Counsel

15. **FILE REFERENCE.** When making inquiries concerning this Agreement, please refer to Real Estate and Property Management Lease File No. L-9630.

16. **SEVERABILITY.** Should any section or any part of any section of this Agreement be rendered void, invalid, or unenforceable by any court of law, for any reason, such determination shall not render void, invalid, or unenforceable any other section or any part of any section in this Agreement.

17. **HEADINGS.** The section headings of the paragraphs of this Agreement are inserted herein for convenience and reference only, and shall not be considered or referred to in resolving questions of interpretation.

18. **NO CONSTRUCTION AGAINST PREPARER OF AGREEMENT.** This Agreement has been prepared by the City and reviewed by UPC and its professional advisors. The City and UPC's professional advisors believe that this Agreement fully expresses their intent and that it should not be interpreted in favor of either UPC or the City or against UPC or the City merely because of their efforts in preparing it.

19. **CITY AS A MUNICIPAL CORPORATION.** Nothing contained herein shall be interpreted to require the City to take any action or refrain from taking any action that would be adverse to its status as a municipal corporation; or to take or refrain from taking any action in its capacity as a municipal corporation not specifically required by this Agreement.

20. **WAIVER:** No term, covenant or condition of this Agreement shall be deemed to have been waived by the City or UPC, unless such waiver is in writing.

21. **SUCCESSORS AND ASSIGNS:** This Agreement shall inure to the benefit of the City and UPC and be binding upon their respective successors, and permitted assigns.

22. FORCE MAJEURE: In the event that either party hereto shall be delayed or hindered in or prevented from the performance required hereunder by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, or other reason of like nature not the fault of the party delayed in performing work or doing acts ("Permitted Delay"), such party shall be excused for the period of time equivalent to the delay caused by such Permitted Delay. Notwithstanding the foregoing, any extension of time for a Permitted Delay shall be conditioned upon the party seeking an extension of time delivering written notice of such Permitted Delay to the other party within ten (10) days of the event causing the Permitted Delay, and the maximum period of time which a party may delay any act or performance of work due to a Permitted Delay shall be sixty (60) days.

23. **AGREEMENT RECORDABLE** This Agreement may be recorded in any public records by the City.

24. **SUCCESSORS.** This Agreement shall bind and inure to the benefit of the Parties hereto and their successors in interest.

25. **SINGULAR/PLURAL.** Whenever the context permits, the singular shall include the plural and one gender shall include all.

SIGNATURE PAGES FOLLOW THIS PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

WITNESSES: (as to UPC)

UPC: United Insurance Holdings Corporation, a Delaware Corporation

[signature]
Witness Signature

Stephanie Billey
Typed, Printed or Stamped Name

[signature]
Witness Signature

Catherine Mea
Typed, Printed or Stamped Name

By: [signature]

Title: CFO

Date: 5-1-19

WITNESSES: (as to City)

____
Witness Signature

____
Typed, Printed or Stamped Name

____
Witness Signature

____
Typed, Printed or Stamped Name

City of St. Petersburg, Florida

____
Kanika Tomalin
As Its: Deputy Mayor/City Administrator

ATTEST:

____
Chan Srinivasa, City Clerk

(City Seal)

REVIEWED:

____
Alan DeLisle
City Development Administrator

APPROVED AS TO CONTENT:

____
City Attorney (Designee)

By:______________________________
Assistant City Attorney
Legal: 00443607.doc v8

APPROVED BY:

____
Alan DeLisle
City Development Administrator

APPROVED AS TO FORM:

____
City Attorney (Designee)

By: ______________________________
Assistant City Attorney

EXHIBIT "A"

ILLUSTRATION & DESCRIPTION



SUBJECT PROPERTY
CENTRAL
1ST
2ND
AVENUE
3RD
AVENUE
STREET
95365
94845
78378
74866
14032
14037
95366
20889

Legal Description: LOTS 1 THROUGH 3, BLOCK 1, WEBB CITY REPLAT

Parcel ID No.: 19-31-17-95365-001-0010

City Parcel No.: 1127

Approximate Location: 800 – 1st Avenue South, St. Petersburg, Florida

EXHIBIT "B"
AGREEMENT COMMENCEMENT MEMORANDUM

THIS AGREEMENT COMMENCEMENT MEMORANDUM ("Memorandum") made and entered into this _____ day of ____________, ______, by and between United Insurance Holdings Corporation, a Delaware Corporation ("**UPC**"), 800 2nd Avenue South, St. Petersburg, FL 33701, and the City of St. Petersburg, Florida, a municipal corporation, whose address is P.O. Box 2842, St. Petersburg, Florida 33731 ("**City**") (collectively "**Parties**").

WHEREAS, City and UPC entered into an agreement dated ________________________ pursuant to St. Petersburg City Council Resolution 2019 - _______, which including a separate, but related agreement to provide public parking ("Parking Agreement"), which was entered into by the same Parties on the same date; and

WHEREAS, the Parking Agreement provides that upon issuance of a certificate of occupancy for the parking garage, the Parking Agreement shall commence and the City shall record a memorandum of such in the public records of Pinellas County, Florida ("**Commencement Date**"); and

NOW THEREFORE, per the Agreement, the City confirms that certificate of occupancy for the parking garage was issued on the ___ day of ____________, 20___ and that the Parking Agreement has now commenced, and that the City has authority to execute the same and fully bind the parties on whose behalf they are executing per the Parking Agreement.

SIGNATURE PAGES FOLLOW THIS PAGE
REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF the Parties hereto have caused this document to be executed by their duly authorized representatives on the day and date first above written.

WITNESSES: (as to City)

____
Witness Signature

____
Typed, Printed or Stamped Name

____
Witness Signature

____
Typed, Printed or Stamped Name

City of St. Petersburg, Florida

____
Kanika Tomalin
As Its: Deputy Mayor/City Administrator

ATTEST:

____
Chan Srinivasa, City Clerk

(City Seal)

REVIEWED:

____
Alan DeLisle
City Development Administrator

APPROVED AS TO CONTENT:

____
City Attorney (Designee)

By: ______________________________
Assistant City Attorney

APPROVED BY:

____
Alan DeLisle
City Development Administrator

APPROVED AS TO FORM:

____
City Attorney (Designee)

By: ______________________________
Assistant City Attorney

EXHIBIT "D"
CONSTRUCTION PERIOD COMMENCEMENT MEMORANDUM

THIS CONSTRUCTION PERIOD COMMENCEMENT MEMORANDUM ("**Memorandum**"), entered this ________day of____________________ 20____, by the City of St. Petersburg, a Florida municipal corporation, ("**City**") and United Insurance Holdings Corporation, a Delaware Corporation ("**UPC**"), (collectively "**Parties**").

W I T N E S S E T H

WHEREAS, City and UPC entered into an agreement dated ________________________ ("**Agreement**") pursuant to St. Petersburg City Council Resolution 2019 - ________, and

WHEREAS, in accordance with the Agreement City conveyed certain real property to UPC pursuant to a fee simple determinable deed recorded in the Official Record of Pinellas County, Florida Book _______ Page ________ ("**Deed**"); and

WHEREAS, the Agreement, provided that the reversionary interest contained in the Deed shall commence on the date the City records this notice ("**Construction Period**").

NOW THEREFORE, per the Agreement, the City states that commencement of the Construction Period of the Agreement occurred on the ____ day of ____________, 20___ and that the City has all appropriate authority to execute this Construction Period Commencement Memorandum and the persons executing this Memorandum has authority to execute the same and fully bind the party on whose behalf they are executing.

SIGNATURE PAGES FOLLOW THIS PAGE

REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

WITNESSES	**CITY OF ST. PETERSBURG, FLORIDA,** a Florida municipal corporation
Sign:______________________	
Print:______________________	By:______________________ Rick Kriseman, as its Mayor
Sign:______________________	ATTEST
Print:______________________	By:______________________ Chan Srinivasa, City Clerk
Reviewed by:	
______________________ Alfred Wendler, Director Real Estate & Property Management	(Seal)

STATE OF FLORIDA)
COUNTY OF PINELLAS)

The foregoing instrument was acknowledged before me this ____ day of ______________ 20____, by Rick Kriseman and Chan Srinivasa as its Mayor and City Clerk, respectively, of the City of St. Petersburg, Florida, a Florida municipal corporation, existing under the laws of the State of Florida, on behalf of the corporation. They are personally known to me and appeared before me at the time of notarization.

Notary Public - State of Florida

______________________ (Seal)

Notary Signature

APPROVED AS TO CONTENT:	APPROVED AS TO FORM:
______________________	______________________
City Attorney (Designee)	City Attorney (Designee)
By:______________________	By:______________________
Assistant City Attorney	Assistant City Attorney

Legal:

EXHIBIT "E"

RELEASE OF REVERSIONARY LANGUAGE

Prepared by and Return to:
Alfred Wendler, Director
Real Estate & Property Management
City of St. Petersburg
P.O. Box 2842
St. Petersburg, Florida 33731-2842

County Parcel Identification Number: 19-31-17-95365-001-0010

QUIT CLAIM DEED

RELEASE OF REVERSIONARY INTEREST

THIS QUIT CLAIM DEED, Made this ____, day of ________________, A.D. 20_____ between the CITY OF ST. PETERSBURG, FLORIDA, a municipal corporation existing under the laws of the State of Florida, whose post office address is P.O. Box 2842, St. Petersburg, Florida, 33731, hereinafter called the City, and UNITED INSURANCE HOLDINGS CORPORATION, a Delaware corporation, whose post office address is 800 2nd Avenue South, St. Petersburg, FL 33701, hereinafter called the UPC.

("City" and UPC" are used herein for singular or plural, the singular shall include the plural, and any gender shall include all genders, as context requires.)

WITNESSETH, that the said City, for and in consideration of the sum of ten dollars ($10.00) in hand paid by the said UPC, the receipt whereof is hereby acknowledged, does hereby remise, release and quit-claim unto the said UPC forever, all the right, title, interest, claim in the option and reversionary interest which the said City has by virtue of the deed recorded at Official Records Book _______, Page __________________ of the Official Records of Pinellas County, Florida ("Deed"), in and to that certain parcel of land in the County of Pinellas and State of Florida ("Property"), described as follows:

> Lots 1 through 3, Block 1, WEBB CITY REPLAT, as recorded in Plat Book 90, Page 74 of the Public Record of Pinellas County, Florida, plus all vacated streets and alleys contained therein.

The purpose of this Quit Claim Deed is to release the reversionary interest set forth in the Deed only and shall not release any other real property interests owned by City in the Property, including but not limited to the other restriction on the Property contained in the Deed.

TO HAVE AND TO HOLD, the same together with all and singular the appurtenances thereunto belonging or in anywise appertaining, and all the estate, right, title, interest, lien, equity and claim whatsoever of the said City, either in law or equity, to the only proper use, benefit and behoof of the said UPC forever.

(The remainder of this page left intentionally blank.)

IN WITNESS WHEREOF, the City has caused this instrument to be executed in its name and its corporate seal to be affixed hereunto by its proper officials duly authorized on the date first written above.

WITNESS TO CITY:

CITY:
CITY OF ST. PETERSBURG, FLORIDA

____
Witness Signature

By:_______________________________
Rick Kriseman
As its: Mayor

____
Print Witness Name

ATTEST:

____
Witness Signature

By: _______________________________
Chan Srinivasa
As its: City Clerk

____
Print Witness Name

(City Seal)

STATE OF FLORIDA
COUNTY OF PINELLAS

The foregoing instrument was acknowledged before me this ______ day of _______________, A.D. 20______, by Rick Kriseman and Chan Srinivasa, as Mayor and City Clerk, respectively, of the City of St. Petersburg, Florida, a municipal corporation, existing under the laws of the State of Florida, on behalf of the corporation. They are personally known to me and appeared before me at the time of notarization.

Notary Public - State of Florida

(Notary Seal)

____
Notary Signature

APPROVED AS TO CONTENT:

____
City Attorney (Designee)
By:_______________________________
Assistant City Attorney
Legal:

APPROVED AS TO FORM:

____
City Attorney (Designee)
By:_______________________________
Assistant City Attorney